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                                                                    EXHIBIT 99.1

                                                                  Execution Copy

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                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF FEBRUARY 19, 2004

                                  BY AND AMONG

                             TSI HOLDING CO., INC.,

                            TSI ACQUISITION CO., INC.

                                       AND

                             TROVER SOLUTIONS, INC.

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                                TABLE OF CONTENTS

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ARTICLE I         THE MERGER.........................................................................................     1

     Section 1.1         The Merger..................................................................................     1

     Section 1.2         Effective Time of the Merger................................................................     1

     Section 1.3         Effects of the Merger.......................................................................     2

     Section 1.4         Closing.....................................................................................     2

ARTICLE II        THE SURVIVING CORPORATION..........................................................................     2

     Section 2.1         Certificate of Incorporation................................................................     2

     Section 2.2         Bylaws......................................................................................     2

     Section 2.3         Directors...................................................................................     2

     Section 2.4         Officers....................................................................................     3

ARTICLE III       EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT CORPORATIONS; SURRENDER OF CERTIFICATES.......     3

     Section 3.1         Conversion of Company Common Stock in the Merger............................................     3

     Section 3.2         Conversion of Subsidiary Shares.............................................................     3

     Section 3.3         Surrender and Exchange of Certificates......................................................     4

     Section 3.4         Tax Withholding.............................................................................     5

     Section 3.5         Closing of the Company's Transfer Books.....................................................     5

     Section 3.6         Option Plans; Restricted Stock..............................................................     5

     Section 3.7         Dissenting Shares...........................................................................     6

     Section 3.8         Further Assurances..........................................................................     6

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................     7

     Section 4.1         Organization and Qualification..............................................................     7

     Section 4.2         Capitalization..............................................................................     7

     Section 4.3         Ownership Interests in Other Entities.......................................................     9

     Section 4.4         Authority; Non-Contravention; Approvals.....................................................     9

     Section 4.5         SEC Reports and Financial Statements........................................................    11

     Section 4.6         Absence of Undisclosed Liabilities..........................................................    13

     Section 4.7         Absence of Certain Changes or Events........................................................    13

     Section 4.8         Litigation..................................................................................    14
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                                TABLE OF CONTENTS
                                  (continued)

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     Section 4.9         Information Supplied........................................................................    14

     Section 4.10        Compliance with Laws; Permits...............................................................    15

     Section 4.11        Compliance with Agreements..................................................................    15

     Section 4.12        Taxes.......................................................................................    15

     Section 4.13        Employee Benefit Plans; ERISA...............................................................    17

     Section 4.14        Labor Controversies.........................................................................    19

     Section 4.15        Environmental Matters.......................................................................    19

     Section 4.16        Intellectual Property.......................................................................    20

     Section 4.17        Material Contracts..........................................................................    21

     Section 4.18        Brokers and Finders.........................................................................    22

     Section 4.19        Opinion of Company Financial Advisor........................................................    22

     Section 4.20        Significant Clients.........................................................................    22

     Section 4.21        Vote Required...............................................................................    22

     Section 4.22        Insurance...................................................................................    22

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY............................................    23

     Section 5.1         Organization and Qualification..............................................................    23

     Section 5.2         Authority; Non-Contravention; Approvals.....................................................    23

     Section 5.3         Information Supplied........................................................................    24

     Section 5.4         Financing...................................................................................    24

     Section 5.5         Subsidiary..................................................................................    24

     Section 5.6         Brokers and Finders.........................................................................    24

     Section 5.7         DGCL Section 203............................................................................    24

ARTICLE VI        COVENANTS OF THE PARTIES...........................................................................    25

     Section 6.1         Conduct of the Company's Business...........................................................    25

     Section 6.2         Reasonable Best Efforts to Consummate.......................................................    27

     Section 6.3         Preparation of Proxy Statement; Meeting of Stockholders.....................................    28

     Section 6.4         Public Statements...........................................................................    29

     Section 6.5         Access to Information.......................................................................    29

     Section 6.6         Acquisition Proposals.......................................................................    30
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                                TABLE OF CONTENTS
                                  (continued)

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     Section 6.7         Expenses and Fees...........................................................................    32

     Section 6.8         Directors' and Officers' Indemnification and Insurance......................................    32

     Section 6.9         Employee Benefits...........................................................................    34

     Section 6.10        Section 16 Matters..........................................................................    35

     Section 6.11        Rights Agreement............................................................................    35

ARTICLE VII       CONDITIONS.........................................................................................    35

     Section 7.1         Conditions to Each Party's Obligation to Effect the Merger..................................    35

     Section 7.2         Conditions to Obligations of Parent and Subsidiary..........................................    36

     Section 7.3         Conditions to Obligations of the Company....................................................    36

ARTICLE VIII      TERMINATION, AMENDMENT AND WAIVER..................................................................    37

     Section 8.1         Termination.................................................................................    37

     Section 8.2         Effect of Termination.......................................................................    38

     Section 8.3         Amendment...................................................................................    40

     Section 8.4         Extension; Waiver...........................................................................    41

ARTICLE IX        GENERAL PROVISIONS.................................................................................    41

     Section 9.1         Non-Survival................................................................................    41

     Section 9.2         Notices.....................................................................................    41

     Section 9.3         Governing Law...............................................................................    42

     Section 9.4         Third Party Beneficiaries...................................................................    42

     Section 9.5         Severability................................................................................    43

     Section 9.6         Assignment..................................................................................    43

     Section 9.7         Interpretation; Certain Definitions.........................................................    43

     Section 9.8         Jurisdiction................................................................................    43

     Section 9.9         Enforcement.................................................................................    43

     Section 9.10        Counterparts................................................................................    44

     Section 9.11        Entire Agreement............................................................................    44
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                             INDEX OF DEFINED TERMS

Acquisition Agreement....................................      30
Acquisition Proposal.....................................      32
Agreement................................................       1
Antitrust Division.......................................      27
business day.............................................      43
Closing..................................................       2
Closing Date.............................................       2
Code.....................................................       5
Common Stock Price.......................................       1
Company..................................................       1
Company Certificates.....................................       4
Company Common Stock.....................................       1
Company Disclosure Schedule..............................       7
Company Financial Advisor................................      22
Company Financial Statements.............................      12
Company Insurance Policies...............................      23
Company Intellectual Property Rights.....................      20
Company Material Adverse Effect..........................       7
Company Permits..........................................      15
Company Plan.............................................      17
Company Preferred Stock..................................       7
Company Regulatory Approvals.............................      10
Company Representative...................................      32
Company Right............................................       7
Company Rights Agreement.................................       7
Company SEC Report.......................................      11
Company Stock Plan.......................................       5
Company Stockholders' Approval...........................       9
Company Subsidiary.......................................       3
Confidentiality Agreement................................      30
Contract.................................................      10
Delaware Court...........................................      43
DGCL.....................................................       1
Dissenting Shares........................................       1
Dissenting Stockholders..................................       1
Effective Time...........................................       1
environment..............................................      20
Environmental Event......................................      19
Environmental Law........................................      19
ERISA....................................................      17
ERISA Affiliate..........................................      17
Exchange Act.............................................      11
FTC......................................................      27
GAAP.....................................................      12
Governmental Authority...................................      11
HSR Act..................................................      10
IRS......................................................      17
Indebtedness.............................................      36
knowledge of the Company.................................      43
Lien.....................................................       9
Material Contract........................................      10
material Taxes...........................................      16
Merger...................................................       1
Merger Filing............................................       2
Option...................................................       5
Option Payment...........................................       5
Parent...................................................       1
Parent Representatives...................................      29
Paying Agent.............................................       4
Pension Plan.............................................      17
person...................................................      43
Premium Amount...........................................      33
Proxy Statement..........................................      10
release..................................................      20
SEC......................................................      10
Securities Act...........................................      11
SOX Act..................................................      12
Stockholders Meeting.....................................      28
Subscription Agreement...................................      24
Subsidiary...............................................       1
Superior Proposal........................................      32
Surviving Corporation....................................       1
Tax Return...............................................      16
Taxes....................................................      16
Termination Date.........................................      37
Termination Fee..........................................      39
Welfare Plan.............................................      17

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of February 19, 2004 (this "Agreement"), is made and entered into by and among TSI HOLDING CO., INC., a Delaware corporation ("Parent"), TSI ACQUISITION CO., INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Subsidiary"), and TROVER SOLUTIONS, INC., a Delaware corporation (the "Company").

                                   BACKGROUND

         WHEREAS, Parent, Subsidiary and the Company wish to provide for a merger of Subsidiary with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby all of the issued and outstanding shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time, other than (i) the shares of Company Common Stock owned directly or indirectly by Parent, Subsidiary or the Company and (ii) any shares of Company Common Stock ("Dissenting Shares") held by record holders or beneficial owners of shares of Company Common Stock who do not vote for the Merger and who comply with all applicable provisions of the Delaware General Corporation Law (the "DGCL") (including all applicable provisions of Section 262 of the DGCL) concerning the right of holders of Company Common Stock to dissent from the Merger and obtain fair value for their shares ("Dissenting Stockholders"), will be converted into the right to receive $7.00 per share in cash (the "Common Stock Price"); and

         WHEREAS, the respective Boards of Directors of Parent, Subsidiary and the Company have approved this Agreement and declared it advisable; and

         WHEREAS, Parent, Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement and the DGCL, Subsidiary shall be merged with and into the Company. At the Effective Time, the separate existence of Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

         Section 1.2 Effective Time of the Merger. The Merger shall become effective at the time (such time, the "Effective Time") of the filing of a certificate of merger (in the form required by, and executed in accordance with, the relevant provisions of the DGCL) with the Secretary of

State of the State of Delaware in accordance with the DGCL (the "Merger Filing"), or such later time as may be specified therein. The Merger Filing shall be made simultaneously with or as soon as practicable following the Closing.

         Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided in this Agreement, all the property, rights, privileges, powers and franchises, and all and every other interest, of Subsidiary and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Subsidiary and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.4 Closing. Subject to the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth in this Agreement, a closing to effectuate the consummation of the Merger (the "Closing") shall take place at 10:00 a.m. local time on the fifth business day following the satisfaction or waiver of all the conditions set forth in Article VII (other than conditions which, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York, or at such other time or place as Parent and the Company may agree in writing. The date on which the Closing occurs is sometimes referred to in this Agreement as the "Closing Date."

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended in the Merger to be in the form attached hereto as Exhibit A, which will be identical to the Certificate of Incorporation of Subsidiary as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be the name of the Company) and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until thereafter amended in accordance with its terms and the DGCL.

         Section 2.2 Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended in the Merger to be in the form attached hereto as Exhibit B, which will be identical to the Bylaws of Subsidiary as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be the name of the Company) and, as so amended, shall be the Bylaws of the Surviving Corporation after the Effective Time until thereafter amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL (subject to Section 6.8(a) of this Agreement).

         Section 2.3 Directors. From and after the Effective Time, the directors of the Surviving Corporation shall be the directors of Subsidiary immediately prior to the Effective Time and shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving

                                       2
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Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         Section 2.4 Officers. From and after the Effective Time, the officers of the Surviving Corporation shall be the officers of Subsidiary immediately prior to the Effective Time and such officers shall serve in accordance with the bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE III

              EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT
                     CORPORATIONS; SURRENDER OF CERTIFICATES

         Section 3.1 Conversion of Company Common Stock in the Merger. At the Effective Time, by virtue of the Merger and without any further action on the part of any holder of any capital stock of Parent, Subsidiary or the Company:

         (a) each previously-issued share of Company Common Stock that remains outstanding immediately prior to the Effective Time, other than any shares required to be canceled pursuant to Section 3.1(b) and any Dissenting Shares, shall be converted into the right to receive the Common Stock Price, payable to the holder thereof, in each case without interest, upon surrender of the certificate formerly representing such share of the Company Common Stock and such other documents as reasonably may be required in accordance with Section 3.3, and all such shares of Company Common Stock, when so converted, no longer shall be outstanding and automatically shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Stock Price per share therefor, without interest, upon the surrender of such certificate in accordance with Section 3.3 or to perfect any rights of appraisal as a holder of Dissenting Shares that such holder may have pursuant to the DGCL; and

         (b) each share of Company Common Stock of the Company, if any, owned of record or beneficially by Parent or Subsidiary or held in treasury by the Company or any subsidiary of the Company (each a "Company Subsidiary") immediately prior to the Effective Time automatically shall be canceled and retired and shall cease to exist and no cash or other consideration shall be delivered or deliverable in exchange therefor.

         Section 3.2 Conversion of Subsidiary Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent as the sole stockholder of Subsidiary, each issued and outstanding share of common stock, par value $.001 per share, of Subsidiary that is issued and outstanding prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

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

         Section 3.3 Surrender and Exchange of Certificates.

         (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the "Paying Agent"), and at the Effective Time, Parent shall deposit with the Paying Agent, or cause the Surviving Corporation to deposit with the Paying Agent, cash in an amount equal to the aggregate amounts payable under Sections 3.1(a) and 3.6(a). The funds so deposited with the Paying Agent shall be held by the Paying Agent and applied by it in accordance with this Section
3.3 and Section 3.6(a).

         (b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates"), whose shares were converted into the right to receive the Common Stock Price pursuant to Section 3.1(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent reasonably may specify), and
(ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Common Stock Price. Upon delivery to the Paying Agent of a Company Certificate, a duly executed letter of transmittal and such other documents specified in the instructions for use referred to above as the Paying Agent reasonably shall require, the holder of such Company Certificates shall be entitled to receive in exchange therefor the Common Stock Price for each share of Company Common Stock formerly represented thereby, in accordance with Section 3.1(a), and the Company Certificates so surrendered shall be canceled. If a transfer of ownership of shares of Company Common Stock has occurred but has not been registered in the transfer records of the Company, a check representing the proper amount of Common Stock Price may be issued to the transferee if the Company Certificate representing such shares of Company Common Stock is presented to the Paying Agent accompanied by all documents and endorsements required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as provided in this Section 3.3, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Common Stock Price for each share of Company Common Stock represented thereby. No interest will be paid or accrue on any amounts payable upon surrender of any Company Certificate.

         (c) Promptly following the date which is six months after the Effective Time, the Paying Agent shall deliver to Parent all cash and any documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation or Parent, together with such other documents specified in the instructions referred to above in Section 3.3(b) as Parent reasonably shall require, and (subject to applicable abandoned property, escheat or other similar laws) receive in exchange therefor the Common Stock Price, payable upon due surrender of the Company Certificate without any interest thereon. Notwithstanding the foregoing, none of the Paying Agent, Parent, Subsidiary, the Company or the Surviving Corporation shall be liable to a holder of shares of Company

Common Stock for any amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or other similar laws.

         (d) If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Company Certificate the Common Stock Price deliverable in respect thereof determined in accordance with this Article III; provided, however, that Parent or the Paying Agent may, in its discretion, require the delivery of a reasonable indemnity or bond against any claim that may be made against the Surviving Corporation with respect to the Company Common Stock represented by such Company Certificate or ownership thereof.

         Section 3.4 Tax Withholding. Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock or of Options (as defined in Section 3.6) such amounts as the Paying Agent, Parent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Paying Agent, Parent or Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the shares of Company Common Stock or Options in respect of which such deduction and withholding was made.

         Section 3.5 Closing of the Company's Transfer Books. At and after the Effective Time, holders of Company Certificates shall cease to have any rights as stockholders of the Company, except for the right to receive the Common Stock Price pursuant to Section 3.1, without interest. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Common Stock Price in accordance with this Article III.

         Section 3.6 Option Plans; Restricted Stock.

         (a) As of the Effective Time, each option, warrant or other similar right to acquire shares of Company Common Stock (each an "Option") that then remains outstanding and originally was granted under any stock option or compensation plan or arrangement of the Company (each a "Company Stock Plan"), whether or not then vested or exercisable, automatically shall be converted into an obligation of the Surviving Corporation to pay, and a right of the holder thereof to receive thereupon in full satisfaction of such Option, an amount in cash (subject to any applicable withholding taxes) equal to the product of (x) the excess, if any, of the Common Stock Price over the applicable exercise price of such Option and (y) the number of shares of Company Common Stock subject to such Option (the "Option Payment"). Parent shall direct the Paying Agent to make the payments required under this Section 3.6(a) at or as promptly as practicable following the Effective Time.

         (b) Notwithstanding the foregoing provisions of Section 3.6(a), as of the Effective Time, each Option held by an employee of the Company listed on a supplementary schedule to be provided by Parent to the Company at least five business days prior to the Effective Time that then remains outstanding and originally was granted under any Company Stock Plan, whether or not then vested or exercisable, and with respect to which such employee shall have executed and delivered to Parent an exchange agreement, shall be exchanged for an option to acquire shares of Parent common stock on terms comparable to the terms of such employee's Option immediately prior to the Effective Time.

         (c) Upon the consummation of the Merger, each holder of a restricted share of Company Common Stock outstanding at the Effective Time shall be entitled to receive the Common Stock Price payable with respect to such restricted share as contemplated by Sections 3.1 and 3.3.

         Section 3.7 Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares held by a Dissenting Stockholder shall not be converted into the right to receive the Common Stock Price but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL; provided, however, that each share of Company Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Stockholder who, after the Effective Time, withdraws his demand or fails to perfect or otherwise loses his right of appraisal pursuant to the DGCL, shall be deemed to be converted as of the Effective Time into the right to receive the Common Stock Price, without interest.

         (b) The Company shall give Parent (i) notice of any demands for appraisal pursuant to the applicable provisions of the DGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal, or settle, or offer to settle, or agree to do any of the foregoing.

         Section 3.8 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Subsidiary that, except as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates) delivered by the Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") and except as otherwise expressly contemplated by this Agreement:

         Section 4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, license, use, lease or otherwise hold its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to transact business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the properties owned, licensed, used, leased, held or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Company Material Adverse Effect. As used in this Agreement, a "Company Material Adverse Effect" means any material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole or on the consummation by the Company of the Merger and the other transactions contemplated hereby, other than effects due to general economic, market or political conditions. The Company has made available to Parent and Subsidiary complete and correct copies of the Certificate of Incorporation and Bylaws of the Company, in each case as in effect as of the date of this Agreement. The Company has made available to Parent and Subsidiary complete and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof (if available)) of all meetings and written consents of the stockholders of the Company, the Board of Directors of the Company and the committees of the Board of Directors, in each case since October 1, 2001 (other than portions of minutes relating to this Agreement and the process followed by the Company that resulted in this Agreement, which shall be made available promptly after the date of this Agreement, provided that the terms of other acquisition proposals and any discussion of valuation of the Company or of the negotiation of this Agreement set forth in such minutes may be redacted).

         Section 4.2 Capitalization.

         (a) The authorized capital stock of the Company consists solely of 20,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $.00l per share ("Company Preferred Stock"), of which 500,000 shares have been designated as Series A Junior Participating Preferred Stock. As of February 17, 2004, (i) 8,494,977 shares of Company Common Stock were issued and outstanding (not including shares of Company Common Stock held in the treasury of the Company), all of which were duly and validly issued and are fully paid, nonassessable and free of preemptive and other similar rights and each of which also entitles the holder to one preferred stock purchase right (a "Company Right") issued pursuant to the Rights Agreement, dated as of February 12, 1999, between the Company and National City

Bank of Kentucky, as rights agent (the "Company Rights Agreement"); (ii) no shares of Company Preferred Stock were issued and outstanding; (iii) 3,260,756 shares of Company Common Stock and no shares of Company Preferred Stock were held in the treasury of the Company; and (iv) 2,874,267 shares of Company Common Stock were reserved for issuance upon exercise, conversion or exchange of Options and pursuant to the Company's Employee Stock Purchase Plan. Since February 17, 2004, no shares of capital stock or other voting securities or equity interests of the Company have been issued or reserved for issuance, except in connection with the exercise, exchange or conversion of the outstanding Options.

         (b) The Company has previously made available to Parent complete and correct copies of all Company Stock Plans, including all amendments thereto.
Section 4.2(b) of the Company Disclosure Schedule completely and accurately sets forth: (i) the name of each Company Stock Plan and each restricted stock, phantom stock and other equity-based compensation plan of the Company; (ii) the name of each holder of Options, restricted stock or other rights awarded or held pursuant to any plan described in clause (i); and (iii) for each holder described in clause (ii), the number of shares issuable upon exercise of the holder's Options, the number of shares of restricted stock held, the other rights held, and in each such instance the applicable grant dates, expiration dates, exercise or base prices (if applicable), restrictions and other equivalent provisions and proceeds (if applicable) due to the Company upon such exercise.

         (c) No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote are authorized, issued or outstanding.

         (d) Except for the Options, there are no outstanding subscriptions, options, calls, contracts, scrip, commitments, understandings, restrictions, arrangements, rights, warrants, stock appreciation or other rights (contingent or other) including phantom stock rights or preemptive or similar rights, or rights of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any Company Subsidiary to issue, deliver or sell, redeem or repurchase, or cause to be issued, delivered or sold, redeemed or repurchased, shares of the capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment and there is no commitment of the Company or any Company Subsidiary to distribute to holders of any class of its capital stock, any dividends, distributions, evidences of indebtedness or assets. There are no voting trusts, proxies or other agreements or understandings to which the Company or any Company Subsidiary is a party or is bound with respect to the voting of any shares of capital stock of the Company and no shares of capital stock of the Company are subject to transfer restrictions imposed by or with the knowledge, consent or approval of the Company, or other similar arrangements imposed by or with the knowledge, consent or approval of the Company, except for restrictions on transfer imposed by the Securities Act and state securities laws. The Company Common Stock (including the associated Company Rights) constitutes the only class of equity securities of the Company or any Company Subsidiary registered or required to be registered under the Exchange Act.

         (e) The Company has obtained all consents and made all amendments, if any, to the terms of the Company Stock Plans and each outstanding award agreement issued pursuant to the

Company Stock Plans, as applicable, that are necessary to give effect to the provisions of Section 3.6(a).

         Section 4.3 Ownership Interests in Other Entities.

         (a) The only Company Subsidiaries are those set forth in Section 4.3(a) of the Company Disclosure Schedule. Except for shares of, or ownership interests in, the Company Subsidiaries, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into or exchangeable or exercisable for capital stock of any other corporation or (ii) any equity interest in any limited or unlimited liability company, partnership, joint venture or other business enterprise. Each Company Subsidiary is a corporation, partnership, limited liability company or similar business entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, license, use, lease or otherwise hold its assets and properties and to carry on its business as it is now being conducted. Each Company Subsidiary is qualified to transact business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the properties owned, licensed, used, leased, held or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Parent and Subsidiary complete and correct copies of the charter and by-laws (or other comparable organizational documents) of all Company Subsidiaries as in effect as of the date of this Agreement. The Company has heretofore made available to Parent and Subsidiary complete and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof (if available)) of all meetings and written consents of the stockholders, members, or partners, as the case may be, of the Company Subsidiaries, the board of directors, management committee, or managers of the Company Subsidiaries, as the case may be, and the committees of the board of directors, management committees, or managers of the Company Subsidiaries, as the case may be, in each case since October 1, 2001.

         (b) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Company Subsidiary are validly issued, fully paid, nonassessable and free of preemptive or similar rights and are owned directly or indirectly by the Company free and clear of any liens, claims, mortgages, hypothecations, pledges, charges, encumbrances, security interests, right of first refusal or adverse claims of any kind (any of the foregoing, a "Lien").

         Section 4.4 Authority; Non-Contravention; Approvals.

         (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved and declared advisable by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in accordance with the requirements of the DGCL (the "Company Stockholders' Approval"), the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with or without notice or passage of time or both, would constitute a default) under, or result in the termination of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) the Company's Certificate of Incorporation or Bylaws or the organizational documents of any Company Subsidiary; (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or other Governmental Authority applicable to the Company or any Company Subsidiary or any of their respective properties or assets; or (iii) any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, guarantee, letter of credit, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind, whether oral or written (each, including all amendments thereto, a "Contract") to which the Company or any Company Subsidiary is now a party or by which the Company or any Company Subsidiary or any of their respective properties or assets may be bound or affected (A) that is or should be listed in
Section 4.17(a) of the Company Disclosure Schedule (each such Contract, a "Material Contract") or (B) that is not a Material Contract, except in the case of the Contracts referred to in this subclause (B) for such violations, conflicts, breaches and defaults as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Material Contracts requires the consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with any third party for the Company to enter into this Agreement or to consummate the transactions contemplated hereby. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Contracts that are not Material Contracts requires the consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with any third party for the Company to enter into this Agreement or to consummate the transactions contemplated hereby

         (c) Except for (i) the filings by the Company required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of the proxy statement (as amended and supplemented, the "Proxy Statement") and related proxy materials to be used in soliciting the Company Stockholders' Approval and the filing of such other reports under and such other compliance with the Exchange Act and the Securities Act and the rules and regulations thereunder as may be required in respect of this Agreement and the transactions contemplated hereby, (iii) the Merger Filing, and (iv) compliance with the rules and regulations of the Nasdaq National Market (the filings and approvals referred to in clauses (i) through (iv) are sometimes collectively referred to in this Agreement as the "Company Regulatory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent, order or approval of, any federal, state, local, municipal or foreign government, whether national, regional or local, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority (any of the foregoing, a "Governmental Authority") is required to be obtained or made in connection with or as a result of the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents, orders or approvals as, if not made or obtained, as the case may be, would not reasonably be expected to impair the validity of the Merger or the other transactions provided for in this Agreement, to impose a material liability or disability on the Surviving Corporation or to materially impair the ability to conduct the business of the Surviving Corporation in the same manner as the Company conducts its business on the date hereof.

         (d) The Company has taken all action necessary (i) to render the Company Rights Agreement and Section 203 of the DGCL inapplicable to the execution of this Agreement, the consummation of the Merger and the consummation of the other transactions contemplated by this Agreement, such that none of the execution of this Agreement, the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement will be prohibited by the Company Rights Agreement, result in the grant of any rights to any person under the Company Rights Agreement or enable or require any rights outstanding thereunder to be exercised, distributed or triggered or will contravene or require any further action pursuant to Section 203 of the DGCL; and (ii) to cause the Company Rights Agreement and all of the Company Rights automatically to expire at or immediately prior to the Effective Time. No other state antitakeover statute is applicable to the execution of this Agreement, the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement.

         Section 4.5 SEC Reports and Financial Statements.

         (a) The Company previously has delivered to Parent (except to the extent such filings are publicly available on the SEC's EDGAR system) each registration statement, report, proxy statement or information statement, including all amendments and supplements (each a "Company SEC Report") filed by the Company since January 1, 2002 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has filed with the SEC all Company SEC Reports required to be so filed under each of the Exchange Act, the Securities Act and the respective rules and regulations promulgated thereunder. Each such Company SEC Report, as amended or supplemented (if applicable), complied in all material respects, when filed, with all applicable requirements of the appropriate act (including the applicable rules and regulations thereunder). As of their respective dates (or to the extent amended, supplemented or superseded by a subsequent filing, with respect to the information in such subsequent filing, or as of the date of the subsequent filing), the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required under the Exchange Act, by contract or otherwise, to file any forms, reports, schedules, statements or other documents with the SEC. Neither the SEC nor its staff has challenged, or alleged or asserted any deficiency in, the accuracy or appropriateness of any of the Company's financial reporting or other disclosure, except for those challenges, allegations or assertions that have been resolved.

         (b) The audited financial statements (including the related notes) of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the unaudited interim financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003 (collectively, the "Company Financial Statements") complied at the time they were filed as to form in all material respects with applicable accounting requirements and the published rules and regulation of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (except as may be indicated therein or in the notes thereto or as may be permitted by the rules and regulations applicable to quarterly reports on Form 10-Q), fairly present in all material respects the financial position, results of operations, cash flows and stockholders' equity of the Company at the dates and for the periods indicated (subject, in the case of unaudited interim statements, to normal year-end adjustments and the absence of certain footnote disclosures) and are consistent with the books and records of the Company. The principal executive officer of the Company and the principal financial officer of the Company have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "SOX Act") and the rules and regulations promulgated by the SEC thereunder with respect to each Company SEC Report subject to that requirement; and neither the Company nor any of its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

         (c) The Company maintains disclosure controls and procedures in accordance with Rule 13a-15 under the Exchange Act. Those controls and procedures are effective to ensure that all material information concerning the Company and the Company Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC. The Company has not received notice from the SEC that any of its accounting policies or practices are the subject of any review, investigation or challenge other than comments furnished by the staff of the SEC in respect of Company SEC Reports that have been addressed or withdrawn.

         (d) Each of the Company and the Company Subsidiaries maintains accurate books and records reflecting its assets and liabilities. The Company maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization;
(ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company's assets; (iii) access to the Company's assets is permitted only in accordance with management's authorization; (iv) the reporting of the Company's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

         (e) Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any "material contract" (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC).

         Section 4.6 Absence of Undisclosed Liabilities.

         (a) Except as disclosed in the Company Financial Statements, neither the Company nor any of the Company Subsidiaries had at December 31, 2002, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities or obligations which (i) were incurred after December 31, 2002 in the ordinary course of business and consistent with past practices, (ii) are non-contingent monetary obligations that were incurred in connection with the preparation, negotiation and performance of this Agreement, (iii) are monetary obligations incurred after May 1, 2003 in connection with the process leading up to this Agreement (provided that as of the Effective Time the aggregate amount of such obligations that remain unpaid shall not exceed $75,000), (iv) were expressly permitted under another provision of this Agreement, or (v) have been discharged or paid in full or will have been discharged or paid in full prior to the Effective Time. Since December 31, 2000, neither the Company nor any Company Subsidiary has been a party to any asset securitization transaction or "off-balance sheet arrangement" (as defined in Item 303(c) of Regulation S-K promulgated under the Exchange Act).

         (b) Except as specifically disclosed in the Company SEC Reports filed prior to the date of this Agreement, there are no transactions, agreements, arrangements or understandings between the Company or the Company Subsidiaries, on the one hand, and the Company's affiliates (other than wholly owned subsidiaries of the Company) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act. Except as specifically disclosed in the Company SEC Reports filed prior to the date of this Agreement, the Company has not, since July 1, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company. There are no loans or extensions of credit maintained by the Company to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

         Section 4.7 Absence of Certain Changes or Events. Since December 31, 2002, except as specifically disclosed in any Company SEC Report filed before the date of this Agreement, neither the Company nor any Company Subsidiary has suffered or experienced any changes, events, circumstances or developments which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2002 through the date of this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice; and (b) there has not occurred (i) any declaration, setting aside or payment of any dividend, or other distribution in cash, stock or property in respect of the capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company; (ii) any split in the Company's capital stock, combination, subdivision or reclassification of any of the Company's capital stock or issuance or authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except as expressly contemplated by this Agreement; (iii) any modification, amendment or other change of any term of any outstanding security of the Company; (iv) any change by the Company in financial accounting principles, practices or methods, except as required by GAAP or by a change of law, statute, rule or regulation;
(v) any granting by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant of the Company or any Company Subsidiary of any increase in compensation, bonus or fringe or other benefits or any granting of any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation (including cash bonuses) in the ordinary course of business consistent with past practice or as was required under any Company Plan in effect as of the date of the most recent financial statements included in the Company SEC Report; (vi) any entry by the Company or any Company Subsidiary into, or any amendments of, (A) any employment, deferred compensation, consulting, severance, change of control, termination or indemnification agreement or any other agreement with or involving any current or former director, officer, employee or consultant of the Company or any Company Subsidiary or (B) any agreement with any current or former director, officer, employee or consultant of the Company or any Company Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Company Subsidiary of a nature contemplated by this Agreement; (vii) any adoption of, any amendment to or any termination of any Company Plan; (viii) any elections with respect to Taxes by the Company or any Company Subsidiary that could have the effect of materially increasing any liability or materially decreasing any refund of Taxes, or any settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund; or (ix) any other action specified in
Section 6.1.

         Section 4.8 Litigation. There are no claims, suits, actions, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Authority or arbitrator which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 4.9 Information Supplied. The definitive Proxy Statement will not, on the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and will not, at the time of the meeting of the Company's stockholders to which the Proxy Statement relates, omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which shall have become false or misleading in any material respect. The definitive Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information which may be supplied by or on behalf of Parent or Subsidiary and which is contained in the Proxy Statement.

         Section 4.10 Compliance with Laws; Permits. Neither the Company nor any Company Subsidiary is in violation of or noncompliance with, nor since October 1, 2001 has the Company or any Company Subsidiary received any written notice of violation of or noncompliance with or been charged with any violation of or noncompliance with, any applicable law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, the requirements of the SOX Act) of any Governmental Authority. The Company and the Company Subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, certificates, consents and approvals necessary to conduct their businesses as presently conducted and to own their assets and properties (collectively, the "Company Permits"). All such Company Permits are listed in Section 4.10 of the Company Disclosure Schedule. The Company and the Company Subsidiaries are not in violation in any material respect of the terms of any Company Permit.

         Section 4.11 Compliance with Agreements. The Company and the Company Subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with or without lapse of time, notice or action by a third party, would result in a default on the part of the Company or any Company Subsidiary under (a) its Certificate of Incorporation or Bylaws or comparable organizational instruments or (b) any Contract, approval or other instrument to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound or to which any of their properties or assets are subject, other than, in the case of clause
(b), such breaches, violations and defaults which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

         Section 4.12 Taxes.

         (a) Each of the Company and the Company Subsidiaries has (i) duly filed with the appropriate Governmental Authorities all Tax Returns required to be filed by it for all periods ending on or prior to the Effective Time, and
(ii) duly paid in full all material Taxes due and owing by the Company and the Company Subsidiaries, or made adequate provision in accordance with GAAP for the payment of all material Taxes not yet due and owing. All such Tax Returns were correct and complete in all material respects. The Company and each Company Subsidiary has withheld and paid all material Taxes required to have been withheld and paid, and complied with all information reporting and backup withholding requirements, in connection with material amounts paid or owing to any employee, creditor, independent contractor or other third party. No claim or dispute concerning the Tax liability of the Company or any of the Company Subsidiaries has been asserted or, to the knowledge of the Company, threatened by any Governmental Authority. Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency for any Tax period. The copies of the Tax Returns that the Company has provided for review by Parent or its advisors are true and complete copies of the Tax Returns that the Company has filed with the applicable

Governmental Authorities. For purposes of this Agreement, (i) "Taxes" means all taxes (whether disputed or not), including, without limitation, income, gross receipts, excise, property (including transfer duties), sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer, value added and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any Governmental Authority, whether computed on a separate, consolidated, unitary, combined, or any other basis, and such term shall include any interest, fines, penalties or additional amounts of any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments, (ii) "Tax Return" means any return, report or other document required to be supplied to a Governmental Authority in connection with Taxes, including any information returns or reports with respect to backup withholding and other payments to third parties, and including any schedules or attachments to, or amendments of, any of the foregoing, and (iii) "material Taxes" means any particular Taxes which are material in amount when considered individually and those Taxes which are not material in amount when considered individually but which, when considered in the aggregate, are material in amount.

         (b) There are no Liens for Taxes upon the assets of the Company or any of the Company Subsidiaries other than (i) Liens for Taxes not yet due and
(ii) Liens which individually and in the aggregate are not material in amount.

         (c) The Company and Troveris Intellectual Property, LLC are members of an affiliated group within the meaning of Code Section 1504(a), the common parent of which is the Company; Troveris, LLC is treated for United States federal and all applicable state income tax purposes as a disregarded entity. Neither the Company nor any Company Subsidiary has ever been a member of an affiliated group within the meaning of Code Section 1504(a) other than one of which the Company is the common parent. Neither the Company nor any Company Subsidiary has any liability for the Taxes of any other person which is not included in the Company's consolidated United States federal Tax Return (i) under Section 1.1502-6 of the Treasury Regulations; (ii) as a transferee or successor; (iii) by Contract or (iv) otherwise. Neither the Company nor any Company Subsidiary has agreed to make, nor is any of them required to make, any adjustment under Section 481 of the Code by reason of a change in accounting method.

         (d) Neither the Company nor any Company Subsidiary is a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement with any person.

         (e) The unpaid Taxes of the Company and the Company Subsidiaries at September 30, 2003 did not, as of that date, exceed the reserve for Tax liabilities (as distinguished from a reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet as of that date included in the Company Financial Statements.

         (f) No power of attorney currently in force has been granted by the Company or any of the Company Subsidiaries with respect to any Tax matter.

         (g) The Company has provided for review by Parent and its advisors a complete and accurate list of the jurisdictions in which federal, state, local, municipal and foreign Tax Returns are filed by the Company and the Company Subsidiaries.

         (h) Section 4.12(h) of the Company Disclosure Schedule sets forth the following information with respect to each of the Company and the Company Subsidiaries as of the most recent practicable date: (i) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or any Company Subsidiary and any limitations thereon; and (ii) all Tax rulings requested or received from any Governmental Authority. The information and estimates that the Company has made available for review by Parent and its advisors pertaining to the tax basis of assets, amounts of deferred inter-company gains and losses and earnings and profits, as described in Section 4.12(h) of the Company Disclosure Schedule, are consistent in all material respects with the computations, amounts and items set forth in the Company's federal income Tax Returns.

         (i) All material elections with respect to income Taxes affecting the Company and the Company Subsidiaries are set forth in Section 4.12(i) of the Company Disclosure Schedule.

         (j) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time in the five-year period ending on the date hereof.

         Section 4.13 Employee Benefit Plans; ERISA.

         (a) With respect to each Company Plan, the Company has made available to Parent a true, correct and complete copy of: (i) any current plan documents, trust agreements, insurance contracts and other funding vehicles, and amendments thereto; (ii) for the most recently ended plan year, all United States Internal Revenue Service ("IRS") Form 5500 series forms (and any financial statements and other schedules attached thereto) filed with respect to any Company Plan; (iii) all current summary plan descriptions and subsequent summaries of material modifications with respect to each Company Plan for which such descriptions and modifications are required under ERISA; and (iv) the most recent IRS determination letter for each Pension Plan which is intended to be qualified under Section 401(a) of the Code. For purposes of this Agreement, (i) "Company Plan" means (x) each employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Pension Plan"); and each employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) ("Welfare Plan") maintained by the Company and any of its ERISA Affiliates, and (y) each stock option, stock purchase, stock appreciation right and equity based plan and each material deferred compensation, employment, severance, change in control, incentive, bonus, medical, fringe benefit, life insurance, vacation, layoff, dependent care, legal services, cafeteria plan, or agreement, arrangement, policy or program maintained or contributed to by the Company for the benefit of current or former employees or current or former directors of the Company whether written or oral, and whether or not subject to ERISA; and (ii) "ERISA Affiliate" means any trade or business whether or not incorporated, under common control with the Company within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section

4001(b) of ERISA. All Company Plans and all severance and change in control plans and agreements that apply to the Company's and Company Subsidiaries' executive officers and other employees are listed in Section 4.13(a) of the Company Disclosure Schedule.

         (b) Neither the Company nor any of its ERISA Affiliates maintains or has, within the previous six years, maintained a Pension Plan which is subject to Section 412 of the Code or Title IV of ERISA.

         (c) Neither the Company nor any of its ERISA Affiliates currently maintains or has, within the previous six years, maintained or been obligated to contribute to any multiemployer plan, as defined in Section 3(37) of ERISA.

         (d)      No Company Plan that is a "welfare benefit plan" as defined in
Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary or covered dependent or a participant after such participant's termination of employment, except to the extent required by law.

         (e) With respect to any Welfare Plan, (i) no such plans are "multiple employer welfare arrangements" within the meaning of Section 3(40) of ERISA and (ii) no such plan is a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code or other funding arrangement for the provision of welfare benefits (such disclosure to include the amount of any such funding).

         (f) Neither the Company nor any of its ERISA Affiliates is bound by any collective bargaining agreement or similar agreement to maintain or contribute to any Company Plan.

         (g) Each Company Plan (i) has been administered in material compliance with its terms and is in material compliance with the applicable provisions of ERISA and has been administered in material compliance with the applicable provisions of ERISA, the Code and other applicable laws; (ii) which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has a favorable determination from the IRS as to its qualified status or is within the remedial amendment period for making any required changes and, to the knowledge of the Company, there are no circumstances likely to result in revocation of any such favorable determination letter; and (iii) may, without liability, be amended, terminated or otherwise discontinued, except as specifically prohibited by applicable law.

         (h) With respect to each Company Plan, (i) there are no inquiries or proceedings pending or threatened by the IRS, the Department of Labor, or any participant or beneficiary (other than claims for benefits in the ordinary course) with respect to the design or operation of the Company Plans; (ii) the Company has timely made or provided for all contributions, premiums and benefit payments required under the material terms of such Company Plans and any applicable laws for all periods through the Closing Date; and (iii) there have been no "prohibited transactions" (as described in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) for which a statutory, administrative, or regulatory exemption is not available.

         (i) The consummation of the transactions contemplated by this Agreement will not (i) entitle any (current or former) employee, director, officer or consultant of the Company or any Company Subsidiary to severance pay,
(ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Plans, (iii) result in any payments under any of the Company Plans which would not be deductible under Section 280G of the Code or any similar provision of state, local or foreign Tax law, or (iv) cause any payments under any Company Plan to cease to be excluded from "applicable employee remuneration" for purposes of Section 162(m) of the Code.

         Section 4.14 Labor Controversies. There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees. The Company and the Company Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms, and conditions of employment, and wages and hours and have not engaged in any unfair labor practices. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor does the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Company or any Company Subsidiary.

         Section 4.15 Environmental Matters.

         (a) The Company and each Company Subsidiary conducts its business and operations in compliance with all applicable Environmental Laws and holds, and is in compliance with, all Company Permits required under applicable Environmental Laws. None of the Company nor the Company Subsidiaries has received any written notice of or is subject to, any action, claim, suit, investigation, demand or notice that remains outstanding and that asserts any liability on the part of the Company or any Company Subsidiary under any Environmental Law or in respect of the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or industrial, hazardous or toxic substances or waste (collectively, an "Environmental Event"). For purposes of this Agreement, "Environmental Law" means any federal, state, local, municipal or foreign law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation, any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation or transportation of industrial, toxic or hazardous substances or solid hazardous waste; (ii) soil, air, water and noise pollution; (iii) surface water, groundwater and soil contamination; (iv) the release or threatened release into the environment of waste or industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;
(v) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980.

         (b) To the knowledge of the Company, no notice of any Environmental Event was given to any person that occupied any of the premises occupied, owned or used by the Company or any Company Subsidiary prior to the date such premises were so occupied, owned or used. To the knowledge of the Company, there are no PCBs, asbestos, urea formaldehyde, radioactive substances or ozone-depleting substances on, under or in any property, facility or equipment occupied, owned or used by the Company or the Company Subsidiaries.

         Section 4.16 Intellectual Property.

         (a) (i) The Company and/or each of the Company Subsidiaries owns or is duly licensed to use all patents, trademarks, trade names, service marks, domain names, copyrights, trade secrets, know-how, software, databases and other intellectual property rights and all applications therefor which are material to the conduct of the business of the Company and the Company Subsidiaries as currently conducted (the "Company Intellectual Property Rights") and a true and complete list of all Company Intellectual Property Rights, except for any such trade secrets, know-how and other intellectual property rights which have not been reduced to written or electronic form, is set forth in Section 4.16(a) of the Company Disclosure Schedule, which separately identifies those Company Intellectual Property Rights that are owned and those that are licensed; (ii) all Company Intellectual Property Rights are either owned by the Company or the Company Subsidiaries free and clear of all Liens or are used pursuant to a license agreement; (iii) each such license agreement is valid and enforceable and in full force and effect; (iv) neither the Company nor any of the Company Subsidiaries is in default under any such license agreement in any material respect, and to the knowledge of the Company, no corresponding licensor is in default thereunder in any material respect; (v) to the knowledge of the Company, no Company Intellectual Property Right that is owned by the Company or any Company Subsidiary infringes or otherwise conflicts with any material right of any person; (vi) there is no pending or, to the knowledge of the Company, threatened litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Company Intellectual Property Right that is owned by the Company or any Company Subsidiary; (vii) to the knowledge of Company, there is currently no infringement by any person of any Company Intellectual Property Right; and (viii) the Company Intellectual Property Rights owned, used or possessed by the Company and the Company Subsidiaries are sufficient and adequate to conduct the business of the Company and the Company Subsidiaries in all material respects as such business is currently conducted. The Company Intellectual Property Rights may be freely transferred, assigned, licensed, or sublicensed without the consent of any person other than the Company and/or a Company Subsidiary.

         (b) The Company and the Company Subsidiaries have taken reasonable steps to protect, maintain and safeguard the Company Intellectual Property Rights, including any Company Intellectual Property Rights for which improper or unauthorized disclosure would impair its value or validity, and have executed and required nondisclosure agreements when reasonably appropriate and made any required filings and registrations in connection with the foregoing.

         (c) To the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as now conducted does not infringe any valid patents, trademarks, trade names, service marks, copyrights, trade secrets or other intellectual property of other persons. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Company Intellectual Property Rights.

         (d) Neither the Company nor any Company Subsidiary has licensed (or otherwise entered into any Contract permitting) any person or entity to use or market any of the Company Intellectual Property Rights, other than the licensing of Company Intellectual Property Rights in the ordinary course of business consistent with past practice or solely with respect to any such licenses granted by Troveris LLC, in the ordinary course of business consistent with the manner in which Troveris LLC has conducted its business prior to the date of this Agreement.

         (e) To the knowledge of the Company, no employee of the Company or any of the Company Subsidiaries is in material violation or breach of any term of any employment contract, patent disclosure agreement or any other Contract with the Company, any Company Subsidiary or any other party, which is a breach or violation of provisions relating to the nondisclosure or confidentiality of intellectual property rights or of noncompete covenants designed to protect intellectual property rights.

         Section 4.17 Material Contracts.

         (a) Section 4.17(a) of the Company Disclosure Schedule lists, under the relevant heading, all oral or written Contracts to which the Company or any Company Subsidiary is a party or by which the Company or such Company Subsidiary is bound and which fall within any of the following categories: (i) material Contracts not entered into in the ordinary course of the Company's and the Company Subsidiaries' businesses; (ii) joint venture and partnership agreements; (iii) Contracts which contain requirements for payments by the Company or a Company Subsidiary in excess of $250,000; (iv) Contracts relating to any outstanding commitment for capital expenditures in excess of $250,000;
(v) notes, bonds, indentures, deeds of trust, mortgages, hypothecations, loan agreements, credit agreements or guarantees of borrowed money, letters of credit or other agreements or instruments of the Company or the Company Subsidiaries or commitments for the borrowing or the lending by the Company or any Company Subsidiary of amounts in excess of $250,000 in the aggregate or providing for the creation of any Lien upon any of the assets or properties of the Company or any Company Subsidiary with an aggregate value in excess of $250,000; (vi) Contracts providing for "earn-outs" or other contingent payments by the Company or any Company Subsidiary; (vii) Contracts associated with off balance sheet financing by the Company or a Company Subsidiary in excess of $250,000 in the aggregate, including but not limited to arrangements for the sale by the Company or a Company Subsidiary of receivables; (viii) supply or distribution Contracts requiring a payment or a commitment by the Company or any Company Subsidiary to make a payment in excess of $250,000; (ix) Contracts with customers of the Company or any Company

Subsidiary involving payments being made by or to the Company or any Company Subsidiary in excess of $250,000 in the aggregate; (x) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements where the consideration to be paid in any individual transaction exceeds $250,000; (xi) master service and other master Contracts with clients;
(xii) Contracts imposing any material restrictions on the ability of the Company or any Company Subsidiary or other affiliate of the Company to engage in any line of business, or otherwise imposing material limitations on the conduct of business by the Company or any Company Subsidiary or other affiliate of the Company; and (xiii) other Contracts which are material to the Company or any Company Subsidiary, irrespective of amount.

         (b) All Contracts to which the Company or any Company Subsidiary is a party or by which it or such Company Subsidiary is bound are valid and binding obligations of the Company or the Company Subsidiary and, to the knowledge of the Company, the valid and binding obligation of each other party thereto.

         Section 4.18 Brokers and Finders. Except for the fees and expenses payable to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. and its affiliates (collectively, the "Company Financial Advisor"), which fees have been disclosed to Parent, no agent, broker, investment banker, financial advisor or other firm or person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 4.19 Opinion of Company Financial Advisor. The Company Financial Advisor has rendered an opinion to the Board of Directors of the Company, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the holders of the Company Common Stock is fair from a financial point of view to the holders of the Company Common Stock, and the Company Financial Advisor has consented, subject to the customary terms and conditions contained in the Engagement Letter by and between the Company and the Company Financial Advisor dated as of June 30, 2003, to the inclusion of such opinion in the Proxy Statement. A correct and complete copy of the written opinion shall be delivered to Parent as soon as it is available to the Company.

         Section 4.20 Significant Clients. None of the clients listed in Section
4.20 of the Company Disclosure Schedule has delivered any written notice to the Company or any of the Company Subsidiaries that any such client (i) has terminated, or will terminate any Contract with the Company or any of the Company Subsidiaries or (ii) has ceased, or will cease, to use the services of the Company or the Company Subsidiaries provided as of the date of this Agreement, as the case may be.

         Section 4.21 Vote Required. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company capital stock or debt instruments necessary to adopt this Agreement and approve the transactions contemplated hereby.

         Section 4.22 Insurance. Section 4.22 of the Company Disclosure Schedule contains a complete and correct list of all fire and casualty, liability, errors and omissions, workers' compensation, title, directors and officers and other forms of insurance owned, held by or applicable to the Company and the Company Subsidiaries (or their assets or businesses) as of the date hereof (the "Company Insurance Policies"). The Company and the Company Subsidiaries maintain the Company Insurance Policies in such amounts, with such deductibles and against such risks and losses as are customary for companies of similar size in the Company's industry, and also maintain all policies of insurance which are required by their Contracts, in such amounts as specified in the respective Contracts. All of the Company Insurance Policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All claims, suits and actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary are covered by such insurance (subject to applicable deductibles), and the Company has given timely notice to the appropriate insurance carrier with respect thereto.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

         Parent and Subsidiary jointly and severally represent and warrant to the Company that:

         Section 5.1 Organization and Qualification. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and otherwise hold its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing could not reasonably be expected to prevent or delay the consummation of the Merger.

         Section 5.2 Authority; Non-Contravention; Approvals.

         (a) Parent and Subsidiary each have all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary and the sole stockholder of Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary, enforceable against each of them in accordance with its terms.

         (b) The execution, delivery and performance of this Agreement by each of Parent and Subsidiary and the consummation of the Merger and the other transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with or without notice or passage of time or both, would constitute a default) under, or result in the termination of or a loss of a benefit under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Parent or Subsidiary under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or bylaws (or equivalent documents) of Parent or any of its subsidiaries; (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or other Governmental Authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets; or (iii) any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected.

         (c) Except for (i) the filings by Parent required by the HSR Act, and (ii) the Merger Filing, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby.

         Section 5.3 Information Supplied. The copy of the letter agreement dated concurrently herewith between Parent and Thomas Weisel Capital Partners, L.P. (the "Subscription Agreement") previously furnished by Parent is true, correct and complete. The Subscription Agreement is the valid and binding obligation of Thomas Weisel Capital Partners, L.P., and there is no other agreement between the parties thereto as to the subject matter thereof. None of the information to be provided by Parent or Subsidiary for inclusion in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated in any such document or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 5.4 Financing. Parent will have at the Effective Time the funds necessary to consummate the Merger on the terms contemplated by this Agreement.

         Section 5.5 Subsidiary. Subsidiary was formed solely for the purposes of engaging in the transactions contemplated hereby, and has not engaged, and will not engage, in any other business activities and has conducted its operations only as contemplated hereby.

         Section 5.6 Brokers and Finders. No agent, broker, investment banker, financial advisor or other firm or person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission for which the Company could become liable in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Subsidiary.

         Section 5.7 DGCL Section 203. At no time since November 1, 2000, has Parent or Subsidiary been an "interested stockholder" within the meaning of
Section 203 of the DGCL.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

         Section 6.1 Conduct of the Company's Business. The Company covenants that during the period from the date of this Agreement and continuing until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed), and except to the extent required by law or disclosed in Section 6.1 of the Company Disclosure Schedule, and except as otherwise expressly required or permitted by this Agreement:

         (a) the business of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and the Company shall use reasonable best efforts to preserve intact its present business organization, keep available the services of officers and key employees of the Company and the Company Subsidiaries, keep its and their relationships with clients, customers, suppliers, licensors, licensees, distributors and others having business dealings with them intact and its and their goodwill and ongoing business unimpaired;

         (b) the Company shall not, and shall not cause or permit any Company Subsidiary to, do any of the following: (i) sell, pledge, lease, dispose of or encumber or subject to any Lien any property or assets, except for dispositions of inventory and immaterial assets and encumbrances and pledges in the ordinary course of business consistent with past practice; (ii) amend or propose to amend its Certificate of Incorporation or Bylaws (or comparable organizational documents); (iii) split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to such shares (except for any dividends paid by a wholly owned direct or indirect Company Subsidiary to such Company Subsidiary's parent); (iv) redeem, purchase, acquire or offer to acquire any shares of its capital stock or other securities of, or other ownership interests in, the Company; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters listed in clauses (i) through (iv) above; and

         (c) the Company shall not, and shall not cause or permit any Company Subsidiary to, (i) issue, sell, grant, pledge, dispose of, or encumber or subject to any Lien, or agree to issue, sell, grant, pledge, dispose of, or encumber or subject to any Lien, any shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its (x) capital stock of any class or (y) other property or assets, in each case whether pursuant to the Company Stock Plans or otherwise; provided, however, that the Company may issue shares of Company Common Stock (A) upon exercise of Options that are outstanding on the date of this Agreement or are permitted under this Agreement to be issued following the date of this Agreement and are exercised in accordance with their respective terms as in effect on the date of this Agreement and (B) pursuant to the Company's 401(k) plan and Employee Stock Purchase Plan, each as in effect on the date of this Agreement, consistent with the ordinary course past practices regarding such plan; (ii) acquire or agree to acquire (A) (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except an existing wholly owned Company Subsidiary) or (B) any assets or properties that, individually, have a purchase price in excess of $250,000 or, in the aggregate, have a purchase price in excess of $1,000,000 (except for acquisitions of spare parts, office equipment and supplies and of replacements for worn or obsolete items); (iii) except for borrowings and re-borrowings in the ordinary course under credit facilities in existence on the date of this Agreement (including all future renewals, replacements and extensions thereof), incur, create, assume or guarantee any indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing; (iv) except in the ordinary course of business, consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person, other than by the Company or a wholly owned Company Subsidiary to the Company or a wholly owned Company Subsidiary; (v) enter into or materially modify any material lease, contract, agreement or commitment (including, without limitation, any such contract, lease, agreement or commitment of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act), other than entering into or modifying contracts for the sale, license, lease or rent of the Company's or the Company Subsidiaries' products or services in the ordinary course of business consistent with past practice; (vi) terminate, amend, modify, assign, waive, release or relinquish any material contract rights or any other material rights or claims; (vii) pay, discharge, settle or compromise any material claim, action, suit or proceeding pending or threatened against the Company or any Company Subsidiary; (viii) (A) grant any current or former director, officer, employee or consultant of the Company or any Company Subsidiary any increase in compensation, bonus or fringe or other benefits or grant any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation (including cash bonuses) in the ordinary course of business consistent with past practice or as required under any Company Plan in effect as of the date of the most recent financial statements included in the Company SEC Reports, or (B) enter into or amend any employment, deferred compensation, consulting, severance, change of control, termination or indemnification agreement or any other agreement with or involving any current or former director, officer, employee or consultant of the Company or any Company Subsidiary; (ix) change its accounting principles, practices or methods or increase the Tax liability of, or decrease any Tax attribute of, the Company or any Company Subsidiary, except as may be required by the SEC, applicable law or GAAP; (x) make or change any election, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any Company Subsidiary, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such action would increase the Tax liability of the Company or any Company Subsidiary or decrease a Tax attribute of, the Company or any Company Subsidiary existing on the Effective Time; (xi) cancel or amend any of the Company Insurance Policies or (xii) agree, in writing or otherwise, to take any of the actions listed in clauses (i) through (xi) above.

         Section 6.2 Reasonable Best Efforts to Consummate.

         (a) General. Subject to the terms and conditions of this Agreement, each of the parties shall (and shall cause its respective subsidiaries, if any, to) use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its reasonable best efforts to
(i) prepare, execute and deliver such instruments and take or cause to be taken such actions as any other party shall reasonably request, and (ii) after consultation with the other parties, obtain any consent, waiver, approval or authorization from any third party required in order to maintain in full force and effect any of the Company Permits or the Company's Contracts, licenses or other rights following the Merger and the other transactions contemplated by this Agreement.

         (b) HSR Act. Without limiting the generality of anything contained in Section 6.2(a) or elsewhere in this Agreement, each of the parties undertakes and agrees to file as soon as practicable, and in any event within 12 business days after the date of this Agreement, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice, Antitrust Division (the "Antitrust Division") and all other filings required under applicable antitrust or competition laws, rules or regulations. Each of the parties shall (i) respond as promptly as practicable to any inquiries received from the FTC, the Antitrust Division or other applicable Governmental Authorities for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters; (ii) take all commercially reasonable steps to avoid any extension of the waiting period under the HSR Act and other applicable antitrust or competition laws, rules or regulations; and (iii) refrain from entering into any agreement with the FTC, the Antitrust Division or other applicable Governmental Authorities not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Each party shall (i) promptly notify the other party of any written communication to that party or its affiliates from any Governmental Authority and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate, or to permit its affiliates to participate, in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting; and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any Governmental Authority or members of their respective staffs on the other hand, with respect to this Agreement and the Merger.

         (c) Subscription Agreement. Parent shall not amend, modify or waive the Subscription Agreement or any of its rights thereunder, and will take all actions required to preserve and enforce its rights thereunder in order that, not later than Closing, Parent will have access to all funds required to fully perform its obligations under Article III of this Agreement.

         Section 6.3 Preparation of Proxy Statement; Meeting of Stockholders.

         (a) The Company shall, as soon as practicable following the date of this Agreement, prepare and file a preliminary Proxy Statement with the SEC and each of the Company and Parent shall use its reasonable best efforts to respond to any comments of the SEC or its staff, and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as reasonably practicable after responding to all such comments to the satisfaction of the SEC's staff. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare, and, after consultation with Parent, mail to its stockholders such an amendment or supplement. Parent shall cooperate fully with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto and shall furnish the Company with all information reasonably requested by the Company for inclusion in, or otherwise in respect of, the Proxy Statement. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement and related proxy materials and any proposed amendment or supplement to the Proxy Statement prior to its filing with the SEC or dissemination to the Company's stockholders.

         (b) Without limiting the generality of the foregoing, each of the parties shall correct promptly any information provided by it for use in the Proxy Statement, if and to the extent any such information shall be or have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and (to the extent necessary) have cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable law or otherwise reasonably deemed appropriate by the Company.

         (c) The Company shall, in accordance with and subject to the requirements of applicable law and its Certificate of Incorporation and Bylaws, as promptly as reasonably practicable following the date on which the Proxy Statement is cleared by the staff of the SEC, duly call, give notice of, convene and hold a stockholders meeting for the purpose of obtaining the Company Stockholders' Approval (the "Stockholders Meeting") and permit the Company's stockholders to vote on this Agreement and the Merger. Subject to the provisions of Section 6.6(b), the Company shall include in the Proxy Statement the recommendation of its Board of Directors that the Company Stockholders' Approval be given. The Company agrees that, except as permitted by Section 6.6(b) and subject to the requirements of the federal securities laws and any position with respect thereto that may be taken by the staff of the SEC, its obligations pursuant to this Section 6.3(c) shall not be affected by the commencement, public disclosure or communication to the Company of any Acquisition Proposal.

         (d) Notwithstanding anything to the contrary in Section 6.3(c), at any time prior to the Stockholders Meeting, (i) the Stockholders Meeting may be adjourned in response to an unsolicited Acquisition Proposal which did not result from a breach of Section
6.6 and which the Company's Board of Directors determines in good faith, after consultation with outside legal counsel and the Company's financial advisor, reasonably may be expected to lead to a Superior Proposal for such time as the Company's Board of Directors reasonably may require (not to exceed 10 business days) for the purpose of evaluating and negotiating such Acquisition Proposal and furnishing information to the Company's stockholders with respect to such Acquisition Proposal, (ii) the Stockholders Meeting may be adjourned for such period of time as may be necessary for the Company to disseminate a reaffirmation by the Company's Board of Directors or any committee thereof of its approval or recommendation of the Merger or this Agreement after Parent requests such a reaffirmation if such request is received within the 7 business day period preceding the Stockholders Meeting, provided that the Stockholders Meeting shall be re-convenened within 7 business days after the date such request is received, and (iii) the Company's Board of Directors' recommendation may be withdrawn or modified in accordance with Section 6.6(b) (irrespective of whether the Stockholders Meeting was adjourned).

         (e) The Company shall not be required to hold the Stockholders Meeting if this Agreement is terminated before that meeting is held.

         Section 6.4 Public Statements. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of the Nasdaq National Market or any securities exchange, none of the parties to this Agreement will cause or permit any public announcement with respect to the subject matter of this Agreement. The initial press release with respect to the Merger and the other transactions contemplated by this Agreement shall require the prior mutual agreement and approval of both Parent and the Company and any subsequent press releases or other public statements with respect to the Merger or the other transactions contemplated by this Agreement shall be made only following prior consultation between Parent and the Company.

         Section 6.5 Access to Information.

         (a) The Company shall, and shall cause the Company Subsidiaries and each of its and their respective officers, directors, employees, representatives and agents to, afford to Parent, Subsidiary, each financing source of Parent, and each of their respective officers, directors, counsel, financial advisors, and other representatives (collectively "Parent Representatives") reasonable access during normal business hours with reasonable notice throughout the period from the date hereof through the Effective Time to all of the Company's properties, books, Contracts, commitments, records (including, but not limited to, Tax Returns and records) and personnel, and shall furnish promptly to Parent and the Parent Representatives (i) a copy of each form, report, schedule and other document filed by the Company pursuant to the requirements of federal or state securities laws or filed by the Company with the SEC in connection with the transactions contemplated by this Agreement, and (ii) such other information concerning the Company's business, properties, books, Contracts, commitments, records (including, but not limited to, Tax Returns and records) and personnel as Parent shall reasonably request. Except as required by law, Parent and Subsidiary shall hold and shall cause the Parent Representatives to hold in strict confidence all nonpublic documents and confidential information furnished to Parent, Subsidiary and any Parent Representative in connection with the transactions contemplated by this Agreement in accordance with the confidentiality agreement dated as of August 16, 2003 between the Company and Thomas Weisel Partners, LLC (the "Confidentiality Agreement").

         (b) No investigation pursuant to this Section 6.5 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

         Section 6.6 Acquisition Proposals.

         (a) Except as otherwise expressly provided in this Section 6.6, the Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any Company Representative to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of any Acquisition Proposal, (ii) enter into any Acquisition Agreement or other arrangement or understanding with respect to any Acquisition Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that if prior to receipt of the Company Stockholders' Approval, the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel) that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an unsolicited Acquisition Proposal which did not result from a breach of this Section 6.6 and which the Company's Board of Directors determines in good faith, after consultation with outside legal counsel and the Company's financial advisor, reasonably may be expected to lead to a Superior Proposal, and provided that the person making such Acquisition Proposal enters into a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement, (x) furnish information with respect to the Company to the person making such Acquisition Proposal and its representatives, and (y) participate in discussions or negotiations with such person and its representatives regarding such Acquisition Proposal.

         (b) Neither the Company's Board of Directors nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Subsidiary, or publicly propose to withdraw or modify in a manner adverse to Parent or Subsidiary, the approval or recommendation by the Company's Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or publicly propose to approve or recommend, or authorize or cause the Company to execute or enter into, any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement providing for any Acquisition Proposal (each, an "Acquisition Agreement") or (iii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, other than pursuant to the next sentence. Notwithstanding the foregoing sentence, until the receipt of the Company Stockholders' Approval, provided that the Company is not in breach of this
Section 6.6, if the Company's Board of Directors or any such committee authorized with respect thereto determines in good faith (after consultation with outside legal counsel and the Company's financial advisor) that such action is required in order for it to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company's Board of Directors or such committee may, prior to the receipt of the Company Stockholders' Approval, withdraw or modify its approval or recommendation of the Merger and this Agreement; provided, however, (x) if such withdrawal or modification of such approval or recommendation by the Company's Board of Directors or such committee is in response to a Superior Proposal, then on the same day the Company takes such action the Company also shall terminate this Agreement pursuant to Section 8.1(c)(i) and execute an Acquisition Agreement to implement such Superior Proposal, but only at a time that is after the fifth business day following Parent's receipt of notice advising Parent that the Company's Board of Directors or such committee is prepared to accept such Superior Proposal, specifying the terms and conditions of such Superior Proposal (including a copy of a draft in substantially final form of any relevant Acquisition Agreement), and provided that no such termination of this Agreement by the Company shall be effective unless and until Parent shall have received the Termination Fee and (y) if the Company's Board or Directors or such committee elects to withdraw or modify such approval or recommendation other than in response to a Superior Proposal, then simultaneously with taking such action the Company shall so notify Parent.

         (c) In addition to the obligations set forth in the other paragraphs of this Section 6.6, the Company promptly (and in no event more than 48 hours after receipt) shall advise Parent orally or in writing of any Acquisition Proposal or any inquiry with respect to, or that may reasonably be expected to lead to, any Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal and the identity of the person making any such Acquisition Proposal or inquiry, and shall keep Parent reasonably and promptly informed of the status and material terms of any such Acquisition Proposal or inquiry and the substance of any discussions relating to such Acquisition Proposal or inquiry. The Company shall promptly provide Parent with a copy of any written materials (including emails) provided to such person that include any material information regarding the Company and the Company Subsidiaries not previously provided to Parent.

         (d) Nothing contained in this Section 6.6 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, or from making any disclosure to the Company's stockholders required under applicable law, or from making any other disclosure if, in the good faith judgment of the Company's Board of Directors, after consultation with outside legal counsel, such other disclosure is required in order to comply with its fiduciary obligations or with any other requirement of applicable law; provided, however, that, subject to
Section 6.6(b), neither the Company nor the Company's Board of Directors nor any committee thereof shall approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal or withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or committee of this Agreement or the Merger, except as otherwise contemplated by Section 6.6(b).

         (e) The Company shall, and shall cause the Company Subsidiaries and the Company Representatives to, cease immediately any discussions regarding any potential Acquisition Proposal that were ongoing before or as of the date of this Agreement, other than in respect of the transactions contemplated by this Agreement.

         (f)      For purposes of this Agreement:

         "Acquisition Proposal" means any proposal or offer (i) for a merger, consolidation, dissolution, liquidation, recapitalization, business combination or other similar transaction involving the Company, (ii) for the issuance of 20% or more of the equity securities of the Company as consideration for the assets or securities of another person, (iii) relating to any tender offer or exchange offer that, if consummated, would result in any person acquiring 20% or more of the equity securities of the Company or (iv) to acquire in any manner, directly or indirectly, 20% or more of the equity securities of the Company or assets (including equity securities of any Company Subsidiary) that represent 20% or more of the assets of the Company, in each case other than the transactions contemplated by this Agreement.

         "Company Representative" means any director, officer or employee of the Company or of any of the Company Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by the Company or by any of the Company Subsidiaries.

         "Superior Proposal" means any bona fide written proposal made by a third party and not solicited by the Company to acquire, directly or indirectly, all or substantially all of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a business combination, a sale of assets, a sale of securities or otherwise, (i) on terms which the Company's Board of Directors determines in good faith after consultation with the Company's financial advisor to be superior from a financial point of view to the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Merger and including in each case any break-up fees and expense reimbursements and the risks and probabilities of consummation), (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal and (iii) for which financing, to the extent required, is then committed or is capable of being obtained by such third party.

         Section 6.7 Expenses and Fees. Whether or not the Merger is consummated, except as provided in Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be borne equally by Parent and the Company.

         Section 6.8 Directors' and Officers' Indemnification and Insurance.

         (a) Parent agrees that all rights to indemnification and related rights to advancement of expenses on the part of each person who at the Effective Time is a current or former director or officer of the Company, including all such rights existing pursuant to the DGCL, the Company's Certificate of Incorporation or Bylaws or any written agreement between any such person and the Company in effect on the date of this Agreement, shall survive the Merger and shall continue in full force and effect until 180 days after the expiration of the longest applicable statute of limitations. Parent also agrees that from and after the Effective Time it shall (and shall cause the Surviving Corporation to) indemnify all such persons to the fullest extent permitted by applicable law with respect to all actual or alleged acts or omissions prior to the Effective Time occurring in connection with or arising out of such individuals' service as officers or directors of the Company or any of the Company Subsidiaries or as trustees, fiduciaries or administrators of any plan for the benefit of employees of the Company. Without limitation of the foregoing, in the event any such person is or becomes involved in any such capacity in any action, proceeding or investigation (other than in connection with a proceeding initiated by such person), in connection with any actual or alleged action, inaction, state of affairs or other matter, including, without limitation, any matter related to the transactions contemplated by this Agreement, occurring on or prior to the Effective Time, Parent shall (or shall cause the Surviving Corporation to) pay, as incurred, within ten business days after receipt of such person's request and statement therefor from time to time, such person's reasonable fees and other expenses of counsel selected by such person incurred in connection therewith, including the cost of any investigation, preparation and settlement; provided, however, that such payments need not be made unless Parent shall have received an undertaking from such person to repay such amount to Parent if it is determined by a court of competent jurisdiction, in a final order or decree not subject to further appeal, that neither Parent nor the Surviving Corporation is legally permitted to indemnify such person under applicable law, and provided, further, that neither Parent nor the Surviving Corporation shall, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified persons. Parent shall be entitled to participate in the defense of any such action or proceeding, and counsel for the indemnified person shall, to the extent consistent with their professional responsibilities, cooperate with Parent and any counsel designated by Parent. Parent shall pay all reasonable fees and expenses, including fees and expenses of counsel, that may be incurred by any indemnified person in enforcing the indemnity and other obligations provided for in this Section.

         (b) Parent agrees that from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the insurance coverage provided under the policies of directors' and officers' liability insurance maintained by the Company at the date of this Agreement; provided, however, that the Surviving Corporation may substitute therefor policies issued by reputable and financially sound carriers, reasonably acceptable to a majority of the members of the Special Committee of the Company's Board of Directors who were appointed on June 20, 2003, that provide at least the same coverage, on terms and conditions which are no less advantageous to such persons but only if such substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and provided, further, that the Surviving Corporation shall not be required to pay an annual premium for such coverage in excess of 200% of the last annual premium paid by the Company prior to the date of this Agreement (the "Premium Amount"); and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.8(b), it shall obtain as much comparable insurance as possible for an annual premium equal to the Premium Amount. In lieu of the foregoing, Parent or the Surviving Corporation may purchase six-year "tail" coverage covering acts or omissions of such persons prior to the Effective Time on substantially similar terms to the directors' and officers' liability insurance policy maintained by the Company at the date of this Agreement.

         Section 6.9 Employee Benefits.

         (a) Following the Effective Time, Parent shall honor, and cause the Surviving Corporation to honor, each Company Plan and the related funding arrangements of such Company Plan in accordance with its terms. Without limiting the generality of the foregoing, Parent shall honor, and cause the Surviving Corporation to honor, all rights to vacation, personal and sick days accrued by employees of the Company and the Company Subsidiaries under any plans, policies, programs and arrangements of the Company and its ERISA Affiliates through and including the Effective Time. Until the first anniversary of the Effective Time, Parent shall provide, and cause the Surviving Corporation to provide, employee benefits under employee benefit plans to the employees and former employees of the Company and the Company Subsidiaries that are in the aggregate no less favorable than those provided to such persons pursuant to Company Plans on the date of this Agreement. Nothing herein shall prohibit any changes to any Company Plan that are (i) required by law (including, without limitation, any applicable qualification requirements of Section 401(a) of the Code); (ii) necessary as a technical matter to reflect the transactions contemplated hereby; or (iii) required for the Surviving Corporation to provide for or permit investment in its securities or Parent's securities. Furthermore, nothing herein shall require Parent to (x) continue, or cause the Surviving Corporation to continue, any particular Company Plan or prevent the amendment or termination thereof (subject to the maintenance, in the aggregate, of the benefits (including severance pay and benefits) as provided in this Section 6.9(a)) or (y) honor, or cause the Surviving Corporation to honor, any Company Plan that is a stock option, stock purchase, stock appreciation right or other equity based or related plan, policy, program, arrangement or agreement. This Section 6.9 is not intended to, and shall not be interpreted to, create any right of continued employment for any employee of the Company or the Company Subsidiaries.

         (b) With respect to any employee benefit plans in which any employees of the Company or the Company Subsidiaries first become eligible to participate, on or after the Effective Time, and in which the Company employees did not participate prior to the Effective Time, Parent shall: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company and the Company Subsidiaries under any such new plans in which such employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Company Plan; (ii) provide each employee of the Company and the Company Subsidiaries with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any such new plan in which such employees may be eligible to participate after the Effective Time; (iii) recognize all service of such employees for all purposes (including, without limitation, purposes of eligibility to participate, vesting, and, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) in any such new plan in which such employees may be eligible to participate after the Effective Time, and (iv) with respect to flexible spending accounts, provide each employee of the Company and the

Company Subsidiaries with a credit for any salary reduction contributions made thereto and a debit for any expenses incurred thereunder with respect to the plan year in which the Effective Time occurs; provided that (x) the foregoing shall not apply to the extent it would result in duplication of benefits and (y) the foregoing shall be subject to any term or condition of any such employee benefit plan imposed by a third party insurer or plan administrator.

         Section 6.10 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required or permitted to cause any dispositions of shares of Company Common Stock (including options or other derivative securities with respect to shares of Company Common Stock) that occur or are deemed to occur by reason of or pursuant to the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

         Section 6.11 Rights Agreement. Neither the Company nor the Company's Board of Directors shall (a) amend the Company Rights Agreement, (b) redeem any of the Company Rights or (c) take any action with respect to, or make any determination under, the Company Rights Agreement, except (x) as approved in writing by Parent; provided, however, that if any person has commenced or publicly announced the intent to commence a tender offer or exchange offer upon the successful consummation of which such person, together with its Affiliates and Associates (as such terms are defined in the Company Rights Agreement) would be the Beneficial Owner (as that term is defined in the Company Rights Agreement) of 20% or more of the outstanding Company Common Stock, Parent will not unreasonably withhold or delay its consent to a request from the Company's Board of Directors to cause a date other than the tenth business day after such commencement or public announcement to be the Distribution Date (as such term is defined in the Company Rights Agreement), (y) in connection with a termination of this Agreement pursuant to Section 8.1(c)(i) or (z) to make a determination in the good faith judgment of the Company's Board of Directors that a person or entity has inadvertently become a Beneficial Owner (as that term is defined in the Company Rights Agreement) of 20% or more of the outstanding Company Common Stock pursuant to Section 1(a)(ii) of the Company Rights Agreement.

                                   ARTICLE VII

                                   CONDITIONS

         Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger and to consummate the other transactions contemplated by this Agreement at and following the Closing are subject to the satisfaction or waiver, where permissible, at or prior to the Effective Time, of each of the following conditions:

         (a)      the Company Stockholders' Approval shall have been obtained;

         (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority of competent jurisdiction which has the effect of making the Merger illegal or otherwise restraining or prohibiting the consummation of the Merger; and

         (c) any waiting period (and any extension thereof) applicable to consummation of the Merger under the HSR Act shall have expired or been terminated.

         Section 7.2 Conditions to Obligations of Parent and Subsidiary. The obligations of Parent and Subsidiary to effect the Merger and to consummate the other transactions contemplated by this Agreement at and following the Closing are further subject to the following conditions, any one or more of which may be waived by Parent:

         (a) the representations and warranties of the Company contained in this Agreement (i) that are qualified as to Company Material Adverse Effect or materiality shall be true and correct in all respects as of the Closing Date (other than representations and warranties that expressly relate to an earlier date, which shall be true and correct in all respects as of such earlier date),
(ii) that are not so qualified shall be true and correct in all material respects as of the Closing Date (other than representations and warranties that expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date) and (iii) that are set forth in
Section 4.2(a), 4.2(b)(iii), 4.2(c) or 4.2(d) (solely with respect to the first and third sentences thereof) shall be true and correct in all respects as of the Closing Date;

         (b) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

         (c) (i) all Indebtedness of the Company and the Company Subsidiaries shall have been satisfied in full, (ii) all mortgages, security interests, Liens and other encumbrances securing such Indebtedness shall have been released, and (iii) all of the Company's obligations under Section 6.7 shall have been satisfied in full; provided, however, that the requirements of this clause (iii) shall be deemed satisfied if the aggregate unpaid amount as of the Closing of all obligations referred to in Section 6.7 is less than $75,000; for purposes hereof, "Indebtedness" means (A) all obligations of the Company or any of the Company Subsidiaries for borrowed money or with respect to deposits or advances of any kind, (B) all obligations of the Company or any of the Company Subsidiaries evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of the Company or any of the Company Subsidiaries upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), and (D) all guarantees by the Company or any of the Company Subsidiaries of Indebtedness of other persons; and

         (d) Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to the effect that the conditions contained in Sections 7.2(a) through (c) have been satisfied.

         Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and to consummate the other transactions contemplated by this Agreement at and following the Closing are further subject to the following conditions, any one or more of which may be waived by the Company:

         (a) the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct in all material respects as of the Closing Date;

         (b) Parent and Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing; and

         (c) the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to the effect that the conditions provided in Sections 7.3(a) and (b) have been satisfied.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time before the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company (subject to the applicable provisions of the DGCL):

         (a) by mutual written consent of the Company and Parent, by action of their respective Boards of Directors;

         (b)      by either the Company or Parent, if:

                  (i) the Merger has not occurred on or before July 15, 2004 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted in, or materially contributed to the failure to hold the Closing on or before the Termination Date;

                  (ii) any statute, rule, regulation, executive order, decree, ruling, judgment, decision, order or injunction of or by any court or other Governmental Authority of competent jurisdiction which makes the consummation of the Merger illegal shall be in effect and shall have become final and nonappealable; provided, however, that neither party may terminate this Agreement pursuant to this Section 8.1(b)(ii) unless that party first shall have used its reasonable best efforts to prevent the entry of and to procure the removal, reversal, dissolution, setting aside or invalidation of such order, decree, ruling, judgment, decision, order or injunction; or

                  (iii) the Company Stockholders' Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders (including any adjournment thereof);

         (c)      by the Company:

                  (i) in accordance with Section 6.6(b), but only if the Company is in compliance with Section 6.6(b), including having paid the Termination Fee as required thereby; or

                  (ii) if (A) there shall have been a breach in any material respect of any representation or warranty in this Agreement of Parent or Subsidiary or (B) Parent or Subsidiary shall not have performed or complied in any material respect with any material covenant or material agreement contained in this Agreement, in either case such that the condition set forth in Section 7.3(a) or (b), as the case may be, would be incapable of being satisfied by the Termination Date; or

         (d)      by Parent, if:

                  (i) the Company shall have breached in any material respect any of its obligations under Section 6.6, or the Company's Board of Directors or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement, regardless of whether such withdrawal or modification is permitted under Section 6.6(b), it being understood that neither (x) disclosure of any Acquisition Proposal that is not being recommended by the Board of Directors of the Company or any committee thereof nor (y) disclosure of any other facts or circumstances that is not accompanied by a statement that the Board of Directors of the Company or any committee thereof has withdrawn or modified its previous approval or recommendation of the Merger and this Agreement, shall be considered to be a withdrawal or modification of such approval or recommendation; or

                  (ii) (A) there shall have been a breach in any material respect of any representation or warranty in this Agreement of the Company or
(B) the Company shall not have performed or complied in any material respect with any material covenant or material agreement contained in this Agreement, in either case such that the condition set forth in Section 7.2(a) or (b), as the case may be, would be incapable of being satisfied by the Termination Date.

         Section 8.2 Effect of Termination.

         (a) In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 8.1, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors, other than the last sentence of Section 6.5(a), Section 6.7, this
Section 8.2 and Article IX, all of which shall survive, and except to the extent that such termination results from a willful or intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement or a failure or refusal by such party to consummate the transactions contemplated hereby when such party was obligated to do so in accordance with the terms hereof. Under any and all circumstances, the Company shall not be liable to Parent and Merger Sub for more than $10,000,000 in the aggregate (including, without limitation, any expense reimbursed or fee paid pursuant to Section 8.2(b), (c) and (d)), and Parent and Merger Sub shall not be liable to the Company for more than $5,000,000 in the aggregate, with respect to any and all damages, claims, losses, liabilities, judgments, obligations, costs and expenses of whatever kind and nature arising from or relating in any way to the willful or intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement or a failure or refusal by such party to consummate the transactions contemplated hereby when such party was obligated to do so in accordance with the terms hereof; provided, however, no party shall have any liability arising from the willful or intentional breach of any of the representations, warranties, covenants or agreements contained in this Agreement or a failure or refusal to consummate the transactions contemplated hereby unless such party shall have received written notice of a claim therefor within 30 days of the termination of this Agreement. The limitation of monetary liabilities set forth in this Section 8.2(a) shall not restrict any party's right to the remedies set forth in Section 9.9 or the enforcement of such remedies.

         (b) The Company agrees that if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i), 8.1(b)(ii), 8.1(b)(iii), 8.1(c)(i), 8.1(d)(i) or 8.1(d)(ii), then the Company shall reimburse Parent for all out-of-pocket fees and expenses incurred by or on behalf of or borne by Parent in connection with this Agreement and the transactions contemplated hereby (including fees and disbursements payable to Parent's financing sources and any of its or their respective legal counsel and accountants); provided, however, that the aggregate amount of such reimbursement shall not exceed $2,000,000 and provided, further however, that if this Agreement is terminated pursuant to Section 8.1(d)(ii) as a result of a breach of a representation or warranty of the Company, which representation or warranty is true and correct as of the date of this Agreement but thereafter ceases to be true and correct due to an occurrence or circumstance beyond the reasonable control of the Company, the aggregate amount of such reimbursement shall not exceed $1,000,000. The reimbursement shall be paid by wire transfer of immediately available funds promptly, but in no event later than five business days after Parent's submission to the Company of a statement therefor; provided, however, that if this Agreement is terminated pursuant to Section 8.1(b)(ii), such reimbursement shall be paid only if, and only at the time, the Company consummates an Acquisition Proposal that would have required payment of a fee pursuant to the first sentence of Section 8.2(d).

         (c) The Company agrees that if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(iii), 8.1(c)(i) or 8.1(d)(i) (but in the case of termination pursuant to Section 8.1(b)(iii) only if the Company's Board of Directors or any committee thereof shall not have reaffirmed its approval or recommendation of the Merger or this Agreement within a reasonable time after Parent requested such a reaffirmation (and at least five business days prior to the Stockholders Meeting or any re-convening thereof)), then the Company shall pay to Parent, or as directed by Parent, a fee equal to $1,000,000 (the "Termination Fee"). The Termination Fee shall be paid by wire transfer of immediately available funds (i) in the case of a termination by the Company pursuant to Section 8.1(b)(iii) or 8.1(c)(i), on the date of such termination and (ii) in the case of a termination by Parent pursuant to Section 8.1(b)(iii) or 8.1(d)(i) promptly, but in no event later than two business days after, it first becomes due.

         (d) The Company agrees that if (i) after the date of this Agreement and prior to any termination of this Agreement pursuant to Section 8.1, an Acquisition Proposal by a third party has been made to the Company or its Board of Directors or any committee thereof, or has been made directly to the Company's stockholders generally, or has been publicly disclosed or announced, and (ii) thereafter this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i), 8.1(c)(i), 8.1(d)(i) or 8.1(d)(ii) and within one year after the termination the Company shall approve or consummate or enter into an Acquisition Agreement with respect to any Acquisition Proposal (for purposes of this Section 8.2(d) only, all references to "20%" in the definition of "Acquisition Proposal" shall be deemed to be references to "50%") with any third party (whether or not such Acquisition Proposal or third party is the Acquisition Proposal or third party referred to in clause (i) of this
Section 8.2(d)), then upon consummation of such Acquisition Proposal (but if such Acquisition Agreement is a letter of intent, then only if such consummation occurs within 18 months after this Agreement is terminated) the Company shall pay to Parent, or as directed by Parent, a fee equal to (A) in the case of a termination by Parent or the Company pursuant to Section 8.1(c)(i) or 8.1(d)(i), $1,000,000 or (B) in the case of a termination by Parent or the Company pursuant to Section 8.1(b)(i) or 8.1(d)(ii), $2,000,000. The Company agrees that if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(iii) and within one year after the termination the Company shall approve or consummate or enter into an Acquisition Agreement with respect to an Acquisition Proposal with any third party, then upon consummation of such Acquisition Proposal (but if such Acquisition Agreement is a letter of intent, then only if such consummation occurs within 18 months after this Agreement is terminated) the Company shall pay to Parent, or as directed by Parent, a fee equal to (x) $2,000,000 if no Termination Fee is payable pursuant to Section 8.2(c) or (y) $1,000,000 if a Termination Fee has been paid pursuant to Section 8.2(c). The fee shall be paid by wire transfer of immediately available funds promptly, but in no event later than the date of consummation of such Acquisition Proposal. Under no circumstance shall the Company be required to pay more than one fee pursuant to Section 8.2(c) or more than one fee pursuant to this Section 8.2(d), or be required to pay fees and expense reimbursements under Sections 8.2(b), 8.2(c) and 8.2(d) in excess of $4,000,000 in the aggregate.

         (e) The Company acknowledges that the agreements contained in Sections 8.2(b), 8.2(c) and 8.2(d) are cumulative and not exclusive of each other, and are an integral part of this Agreement and that, without those agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay any amount when due pursuant to Section 8.2(b), 8.2(c) or 8.2(d), the Company shall also pay to Parent its costs and expenses (including reasonable attorneys fees and expenses) incurred in enforcing payment of any such amount.

         (f) Parent and Subsidiary acknowledge and agree that the right to receive the expense reimbursement, fees, costs and expenses described in Sections 8.2(b), 8.2(c), 8.2(d) and 8.2(e) shall be their exclusive remedies under this Agreement following termination, except to the extent otherwise provided in Section 8.2(a).

         Section 8.3 Amendment. This Agreement may not be amended except by action authorized by the respective Boards of Directors of Parent and the Company and taken before or after the Company Stockholders' Approval is obtained and prior to the time of the Merger Filing; provided, however, that after the Company Stockholders' Approval is obtained, no such amendment may be made which would reduce the amount or change the kind of consideration to be received by the holders of Company Common Stock upon consummation of the Merger or alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the Company's stockholders.

         Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1 Non-Survival. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and after the Effective Time, none of the Company, Parent, Subsidiary or their respective officers or directors shall have any further obligation with respect thereto. None of the covenants or other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, nor any rights or obligations arising out of the breach of any such covenant or other agreement, shall survive the Effective Time except for those covenants or agreements that by their terms apply or are to be performed in whole in part after the Effective Time, and except that this Article IX shall survive the Effective Time.

         Section 9.2 Notices. All notices and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid return receipt requested or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number (or such other address or facsimile number for such party as shall be specified by such party by notice given hereunder):

         If to Parent or Subsidiary, to:

         c/o Thomas Weisel Capital Partners, LLC
         390 Park Avenue, 17th Floor
         New York, New York 10022
         Telephone: (212) 271-3700
         Facsimile: (212) 271-3749
         Attention: Douglas M. Karp
         with a copy (which shall not constitute notice) to:

         Kelley Drye & Warren LLP
         Two Stamford Plaza
         281 Tresser Boulevard
         Stamford, Connecticut  06901
         Telephone: (203) 324-1400
         Facsimile: (203) 327-2669
         Attention: John T. Capetta

         If to the Company, to:

         Trover Solutions, Inc.
         1600 Watterson Tower
         Louisville, Kentucky 40218
         Telephone: (502) 454-1340
         Facsimile: (502) 454-1065
         Attention: Jill L. Force, Chairman, Special Committee of the
                    Board of Directors

         with a copy (which shall not constitute notice) to:

         Clifford Chance US LLP
         200 Park Avenue
         New York, New York 10166
         Telephone: (212) 878-8000
         Facsimile: (212) 878-8375
         Attention: John A. Healy

All such notices and other communications shall be deemed received (i) in the case of personal delivery, upon actual receipt thereof by the addressee, (ii) in the case of overnight delivery, on the first business day following delivery to the overnight delivery service, (iii) in the case of mail, on the date of delivery indicated on the return receipt and (iv) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice has been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above; however, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

         Section 9.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN THAT STATE.

         Section 9.4 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in this Agreement nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 6.8 are for the benefit of, and shall be enforceable by, each person who at the Effective Time is a current or former director or officer of the Company.

         Section 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any law or public policy, all other terms and provisions of this Agreement nevertheless shall remain in full force and effect.

         Section 9.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.7 Interpretation; Certain Definitions. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (b) the word "including" means "including without limitation" and is intended by the parties to be by way of example rather than limitation and (c) reference to any Article or Section means such Article or Section of this Agreement. As used in this Agreement, "business day" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York City, New York are permitted or required by law or executive order to be closed for the conduct of regular banking business; "knowledge of the Company" and similar phrases mean the actual knowledge of any of the executive officers of the Company and of the Company Subsidiaries, or of any of the direct reports to the Chief Executive Officer of the Company; and except where the context otherwise requires, "person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or other entity and a government or any department, agency or subdivision thereof. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted the provision.

         Section 9.8 Jurisdiction. Each of the Company, Parent and Subsidiary hereby irrevocably and unconditionally consents and agrees to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (the "Delaware Court") for any litigation between them arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such court), waives any objection to the laying of venue of any such litigation in the Delaware Court and agrees not to plead or claim in any court that such litigation brought in the Delaware Court has been brought in an inconvenient forum.

         Section 9.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedies to which they are entitled at law or in equity, without having to post any bond or to prove actual damages.

         Section 9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 9.11 Entire Agreement. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. No representations, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

                                                  TSI HOLDING CO., INC.

                                                  By:_/s/ Geoffrey S. Raker
                                                     ---------------------------
                                                     Name: Geoffrey S. Raker
                                                     Title: Vice President

                                                  TSI ACQUISITION CO., INC.

                                                  By: /s/ Geoffrey S. Raker
                                                      --------------------------
                                                      Name: Geoffrey S. Raker
                                                      Title: Vice President

                                                  TROVER SOLUTIONS, INC.

                                                  By: /s/ Patrick B. McGinnis
                                                      --------------------------
                                                      Name: Patrick B. McGinnis
                                                      Title: Chairman & Chief
                                                             Executive Officer

                       Signature Page to Merger Agreement

                                    EXHIBITS

Exhibit A         Certificate of Incorporation of the Surviving Corporation

Exhibit B         ByLaws of the Surviving Corporation

                                      -iv-